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                                                                   Exhibit 10(A)


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Amendment No.1 to File No. 811-09739 on Form N-1A of Master Large Cap Series Trust of our reports dated as indicated below, on each of the Portfolios, appearing in each Fund's respective October 31, 2000 Annual Report.


Date of our Report                  Name
-----------------------             ------------------------------------
December 7, 2000                    Master Large Cap Core Portfolio
December 7, 2000                    Merrill Lynch Large Cap Core Fund

December 8, 2000                    Master Large Cap Growth Portfolio
December 8, 2000                    Merrill Lynch Large Cap Growth Fund

December 11, 2000                   Master Large Cap Value Portfolio
December 11, 2000                   Merrill Lynch Large Cap Value Fund


/s/ Deloitte & Touche LLP

Princeton, New Jersey
February 28, 2001